UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Boston Omaha Corporation

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BOSTON OMAHA CORPORATION

1411 Harney Street, Suite 200

Omaha, NE 68102

To the Stockholders of Boston Omaha Corporation:

The 2020 Annual Meeting of Stockholders (which we refer to as the “Annual Meeting”) of Boston Omaha Corporation, a Delaware corporation (which we refer to as “Boston Omaha,” the “Company,” “we,” “our” or “us”), will be held on Saturday, May 30, 2020 beginning at 9:00 a.m. Central Standard Time. The purpose of the meeting is to consider and act upon the following matters, as more fully described in the Proxy Statement accompanying this Notice:

1.

To elect five (5) directors of the Company (in addition to the two (2) directors elected by the holders of our Class B common stock) to serve a term of one (1) year or until their successors are duly elected and qualified;

2.

To ratify the selection by our Board of Directors (which we refer to as the “Board”) of the firm of MaloneBailey, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020;

3.

To adopt and approve the amendment of the Company’s Second Amended and Restated Certificate of Incorporation, as amended (which we refer to as the “Charter”), through the filing of a Certificate of Amendment (attached hereto as Exhibit A) with the office of the Secretary of State of the State of Delaware, to delete Section C of Article XII of the Charter which, in general, obligates litigants to reimburse the Company and its directors, officers or other employees for their fees, costs and expenses incurred in connection with certain specified types of litigation proceedings initiated by any such litigants outside the State of Delaware without the prior approval of the Board of Directors of the Company;

4.	To conduct an advisory (non-binding) vote to approve the compensation of the named executive officers; and

5.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponements of the Annual Meeting.

Only stockholders of record at the close of business on March 31, 2020 are entitled to notice of and to vote at the Annual Meeting, or any adjournment thereof. A list of such stockholders will be available for examination by any stockholder at the Annual Meeting, and at the office of the Secretary of the Company, 1411 Harney Street, Suite 200, Omaha, Nebraska 68102, for a period of ten (10) days prior to the Annual Meeting. The Company’s Board of Directors recommends that you vote “For” for each of the proposals.

The proxy materials are available at https://www.colonialstock.com/BOC2020 with your 12-digit control number located on the enclosed proxy card. You may also request a paper copy of the proxy materials by contacting our transfer agent by either writing to Colonial Stock Transfer Company, Inc., 66 Exchange Place, 1st Floor, Salt Lake City, UT 84111 or by telephoning (801) 355-5740. Whether or not you intend to attend the Annual Meeting, please ensure that your shares of the Company’s common stock are present and voted at the meeting by submitting your instructions by telephone, the Internet, or in writing by completing, signing, dating and returning the enclosed proxy card to our transfer agent in the enclosed, self-addressed envelope, which requires no additional postage if mailed in the United States.

Due to the ongoing COVID-19 pandemic, we currently intend to hold only the formal portion of our Annual Meeting on May 30. Understandably, current government mandates prohibit stockholders from attending the Annual Meeting in person. We are currently determining alternative arrangements to provide stockholders with remote access to the Annual Meeting. Such alternatives may include conducting the Annual Meeting by telephonic or other means, and in any case would allow for the submission of questions and comments related to the proposals described above, the electronic voting of shares during the Annual Meeting, and provide stockholders the same rights and opportunities to participate as you would at an in-person meeting. Any telephone number, instructions and other information regarding such a telephonic or other meeting will be disclosed via a press release and on our website in the coming weeks.

We know that many stockholders wish to attend our Annual Meeting in person as the informal portion of the Annual Meeting allows stockholders the opportunity to meet with management in person. We, too, look forward to these in-person meetings and we intend to hold such an informal meeting later this year. We expect this informal meeting will be held in Omaha and we will advise you of the date and time of that meeting once we determine when we can safely hold an in-person meeting.

By Order of the Board of Directors,

/s/ Joshua P. Weisenburger

Joshua P. Weisenburger

Secretary

April 13, 2020

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, AS CONDUCTED VIA A TELEPHONIC FORMAT OR OTHER VIRTUAL MEANS, IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AND VOTED AT THE MEETING. IN ADDITION TO VOTING DURING THE MEETING, AS CONDUCTED VIA A TELEPHONIC FORMAT OR OTHER VIRTUAL MEANS, STOCKHOLDERS OF RECORD MAY VOTE VIA A TOLL-FREE TELEPHONE NUMBER OR OVER THE INTERNET. STOCKHOLDERS WHO RECEIVED A PAPER COPY OF THE PROXY STATEMENT BY MAIL MAY ALSO VOTE BY COMPLETING, SIGNING AND MAILING THE ENCLOSED PROXY CARD PROMPTLY IN THE RETURN ENVELOPE PROVIDED. NO ADDITIONAL POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED WITHIN THE UNITED STATES. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, AS CONDUCTED VIA A TELEPHONIC FORMAT OR OTHER VIRTUAL MEANS, PLEASE VOTE BY ONE OF THESE METHODS.

Boston Omaha Corporation

1411 Harney Street, Suite 200
Omaha, Nebraska 68102

PROXY STATEMENT FOR THE

2020 ANNUAL MEETING OF STOCKHOLDERS

April 13, 2020

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Q:     Who is soliciting my proxy?

A:	The Board of Directors (which we refer to as the “Board”) of Boston Omaha Corporation (which we refer to as “Boston Omaha,” the “Company,” “we,” “our” or “us”).

Q:     Where and when is the Annual Meeting?

A:

The Annual Meeting of Stockholders (which we refer to as the “Annual Meeting”) will be held on Saturday, May 30, 2020 at 9:00 a.m. Central Standard Time. Due to the ongoing COVID-19 pandemic, we currently intend to hold only the formal portion of our Annual Meeting on May 30. Understandably, current government mandates prohibit stockholders from attending the Annual Meeting in person. We are currently determining alternative arrangements to provide stockholders with remote access to the Annual Meeting. Such alternatives may include conducting the Annual Meeting by telephonic or other means, and in any case would allow for the submission of questions and comments related to the proposals described above, the electronic voting of shares during the Annual Meeting, and provide stockholders the same rights and opportunities to participate as you would at an in-person meeting. Any telephone number, instructions and other information regarding such a telephonic or other meeting will be disclosed via a press release and on our website in the coming weeks

Q:     Who can vote at the Annual Meeting?

A:

All stockholders of record at the close of business on March 31, 2020 (which we refer to as the “Record Date”), will be entitled to notice of and to vote at the Annual Meeting. If on the Record Date your shares were registered directly in your name with our transfer agent, Colonial Stock Transfer Company, Inc., then you are a stockholder of record. As a stockholder of record, you may vote during the meeting (as held via telephonic format or other virtual means) or vote by proxy. If on the Record Date your shares were held in an account at a brokerage firm, bank, dealer or similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Annual Meeting, as held via telephonic format or other virtual means. However, since you are not the stockholder of record, you may not vote your shares electronically at the Annual Meeting, as held via telephonic format or other virtual means, unless you request and obtain a valid proxy from your broker or other agent. As of the close of business on the Record Date, 22,455,100 shares of Class A common stock and 1,055,560 shares of Class B common stock were outstanding.

Q:     How do I vote?

A:

Your vote is important no matter how many shares you own. Please take the time to vote. Take a moment to read the instructions below. Choose the way to vote that is easiest and most convenient for you, and cast your vote as soon as possible.

If you are the stockholder of record of your shares, meaning that you own your shares in your own name and not through a bank, broker or other nominee, you may vote in one of four ways:

1.

You may vote over the Internet. You may vote your shares by following the “VOTE BY INTERNET” instructions on the accompanying proxy card. If you vote over the Internet, you do not need to vote at the Annual Meeting (as s held via telephonic format or other virtual means), vote by telephone or complete and mail your proxy card.

2.

You may vote by telephone. You may vote your shares by following the “VOTE BY PHONE” instructions on the accompanying proxy card. If you vote by telephone, you do not need to vote over the Internet, vote at the Annual Meeting (as held via telephonic format or other virtual means) or complete and mail your proxy card.

3.

You may vote by mail. You may vote your shares by following the “VOTE BY MAIL” instructions on the accompanying proxy card. If you vote by mail, you do not need to vote over the Internet, vote by telephone or vote at the Annual Meeting (as held via telephonic format or other virtual means).

4.

You may vote at the Annual Meeting. If you attend the Annual Meeting, as held via telephonic format or other virtual means, you may vote electronically. Ballots will be made available electronically at the Annual Meeting, as held via telephonic format or other virtual means.

All proxies that are executed or are otherwise submitted over the Internet or by telephone will be voted on the matters set forth in these proxy materials in accordance with the instructions set forth herein. However, if no choice is specified on a proxy as to one or more of the proposals, the proxy will be voted in accordance with the Board’s recommendations on such proposals as set forth in these proxy materials.

After you have submitted a proxy, you may still change your vote and revoke your proxy prior to the Annual Meeting by doing any one of the following things:

1.	If you would like to revoke your proxy, you may write to our Secretary stating that you would like to revoke your proxy.

2.	You may submit a new proxy, bearing a later date, by following the “VOTE BY INTERNET” or “VOTE BY PHONE” instructions on the accompanying proxy card by 5:00 p.m. EST, May 29, 2020.

3.	If you voted over the Internet or over the telephone, you may submit your proxy card by mail, which must be received by May 29, 2020.

4.	You may also vote at the Annual Meeting, as held via telephonic format or other virtual means.

Q:     What constitutes a quorum for the meeting?

A:

A quorum is required for stockholders to conduct business at the Annual Meeting. The holders of capital stock representing a majority in voting power of the stock issued and outstanding and entitled to vote thereat, present electronically at the Annual Meeting, as held via telephonic format or other virtual means, or represented by proxy, shall constitute a quorum. On the Record Date there were 23,510,660 shares of our capital stock outstanding, consisting of 22,455,100 shares of Class A common stock and 1,055,560 shares of Class B common stock. Each share of our Class A common stock is entitled to one vote, and each share of our Class B common stock is entitled to 10 votes, on each matter brought before the Annual Meeting. Shares present, electronically at the Annual Meeting as held via telephonic format or other virtual means or by proxy, including shares as to which authority to vote on any proposal is withheld, shares abstaining as to any proposal, and broker non-votes (where a broker submits a properly executed proxy but does not have authority to vote a customer’s shares) on any proposal will be considered present at the meeting for purposes of establishing a quorum for the transaction of business at the meeting. Each of these categories will be tabulated separately.

Q:     What am I voting on?

A:	You are voting on the following proposals:

1.

To elect five (5) directors of the Company to serve, along with the two (2) directors elected by the holders of our Class B common stock, for a term of one (1) year or until their successors are duly elected and qualified;

2.	To ratify the selection by the Board of the firm of MaloneBailey, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020;

3.

To adopt and approve the amendment of the Company’s Second Amended and Restated Certificate of Incorporation, as amended (which we refer to as the “Charter”), through the filing of a Certificate of Amendment (attached hereto as Exhibit A) with the office of the Secretary of State of the State of Delaware, to delete Section C of Article XII of the Charter which, in general, obligates litigants to reimburse the Company and its directors, officers or other employees for their fees, costs and expenses incurred in connection with certain specified types of litigation proceedings initiated by any such litigants outside the State of Delaware without the prior approval of the Board of Directors of the Company; and

4.	To conduct an advisory (non-binding) vote to approve the compensation of the named executive officers.

Q:     How many votes do I have?

A:

Each share of our Class A common stock is entitled to one vote on each matter brought before the Annual Meeting. Each share of our Class B common stock is entitled to 10 votes on each matter brought before the Annual Meeting.

Q:      How are votes counted?

A:

With respect to PROPOSAL 1 (Election of Directors), votes may be cast “FOR” or “WITHHOLD” authority to vote for each of the nominees for the Board. If you vote “WITHHOLD” authority to vote with respect to one or more director nominees, your vote will have no effect on the election of such nominees. Broker non-votes will have no effect on the election of nominees.

With respect to PROPOSAL 2 (Ratification of Auditors), you may vote “FOR,” “AGAINST” or “ABSTAIN.” If you “ABSTAIN” from voting with respect to this proposal, your vote will have the same effect as a vote “AGAINST” the proposal. Broker non-votes will have no effect on the vote for this proposal.

With respect to PROPOSAL 3 (Amendment of Certificate of Incorporation), you may vote “FOR,” “AGAINST” or “ABSTAIN.” If you “ABSTAIN” from voting with respect to this proposal, your vote will have the same effect as a vote “AGAINST” the proposal. Broker non-votes will have no effect on the vote for this proposal.

With respect to PROPOSAL 4 (Advisory Vote on Executive Compensation), you may vote “FOR,” “AGAINST” or “ABSTAIN.” If you “ABSTAIN” from voting with respect to this proposal, your vote will have the same effect as a vote “AGAINST” the proposal. Broker non-votes will have no effect on the vote for this proposal.

Q:     How many votes are required to approve each item?

A:

With respect to PROPOSAL 1 (Election of Directors), directors shall be elected by a plurality of the votes cast (meaning that the five director nominees who receive the highest number of shares voted “FOR” their election are elected).

With respect to PROPOSAL 2 (Ratification of Auditors), ratification of the selection of auditors requires the affirmative vote of the holders of capital stock representing a majority in voting power of the stock present electronically at the Annual Meeting, as held via telephonic format or other virtual means, or represented by proxy, entitled to vote and voting on the matter.

With respect to PROPOSAL 3 (Amendment of Certificate of Incorporation), authorization of the amendment of the Charter requires the affirmative vote of the holders of capital stock representing a majority in voting power of the stock issued and outstanding.

With respect to PROPOSAL 4 (Advisory Vote on Executive Compensation), approval of the resolution requires the affirmative vote of the holders of capital stock representing a majority in voting power of the stock present electronically at the Annual Meeting, as held via telephonic format or other virtual means, or represented by proxy, entitled to vote and voting on the matter.

Shares of Class A common stock and Class B common stock will vote together, but as indicated above, Class A common stock is entitled to one vote per share while Class B common stock is entitled to 10 votes per share.

Q:     My shares are held in the “street name.” Will my broker vote my shares?

A:

If you hold your shares in “street name,” your broker, bank, trustee or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. As the beneficial owner, you have the right to direct your broker, bank, trustee or nominee how to vote your shares. If you do not give your broker, bank, trustee or nominee specific instructions on such a matter, your shares may not be voted. Shares of capital stock represented by “broker non-votes” will, however, be counted in determining whether there is a quorum.

Q:     How does the Board recommend that I vote on the proposals?

A:

The Board recommends that you vote “FOR ALL NOMINEES” on Proposal 1, to elect five (5) directors of the Company to serve, along with the two (2) directors elected by the holders of our Class B common stock, a term of one (1) year or until their successors are duly elected and qualified.

The Board recommends that you vote “FOR” on Proposal 2, to ratify the selection by our Board of MaloneBailey, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020.

The Board recommends that you vote “FOR” on Proposal 3, to adopt and approve the amendment of the Company’s Charter through the filing of a Certificate of Amendment, to delete Section C of Article XII of the Charter which, in general, obligates litigants to reimburse the Company and its directors, officers or other employees for their fees, costs and expenses incurred in connection with certain specified types of litigation proceedings initiated by any such litigants outside the State of Delaware without the prior approval of the Board of Directors of the Company.

The Board recommends that you vote “FOR” on Proposal 4, to approve on an advisory (non-binding) basis the compensation of the named executive officers.

Q:     What should I do now?

A:

Carefully read this document and determine how you want to vote. Stockholders may deliver their proxies either electronically over the Internet or by telephone as outlined on the proxy card or by requesting (if necessary), completing and submitting a properly signed paper proxy card. If you properly fill in your proxy card and send it to us in time to vote, your proxy (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the Board.

Q:     Can I change my vote or revoke my proxy?

A:

Yes. If you are a stockholder of record, you can change your vote in one of three ways, at any time before your proxy is voted at the Annual Meeting, by (a) revoking your proxy by written notice to our Secretary stating that you would like to revoke your proxy, (b) completing and submitting a new proxy card bearing a later date, or (c) attending the Annual Meeting, as held via telephonic format or other virtual means, and voting electronically. If you hold shares beneficially in street name, you may change your vote by submitting new voting instructions to your broker, bank, trustee or nominee by following the instructions they provided, or, if you have obtained a valid legal proxy from your broker, bank, trustee or nominee giving you the right to vote your shares, you may attend the Annual Meeting, as held via telephonic format or other virtual means, and vote electronically.

Q:	What is the deadline to propose actions for consideration at next year’s Annual Meeting of Stockholders or to nominate individuals to serve as directors?

A:

Stockholders may present proper proposals for inclusion in our proxy statement and propose director candidates for consideration by our Nominating and Corporate Governance Committee, each for consideration at the 2021 Annual Meeting of Stockholders, by submitting their proposals in writing to Boston Omaha’s Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for our 2021 Annual Meeting of Stockholders, the Secretary of Boston Omaha must receive the written proposal at our principal executive offices set forth below no later than December 18, 2020. If we hold our 2021 Annual Meeting of Stockholders more than 30 days before or after May 30, 2021 (the one-year anniversary date of the 2020 Annual Meeting), we will disclose the new deadline by which stockholder proposals must be received in our earliest possible Quarterly Report on Form 10-Q or, if impracticable, by any means reasonably determined to inform stockholders. In addition, stockholder proposals must otherwise comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended (which we refer to as the “Exchange Act”) and with the regulations of the U.S. Securities and Exchange Commission (which we refer to as the “SEC”) under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to: Secretary, Boston Omaha Corporation, 1411 Harney Street, Suite 200, Omaha, Nebraska 68102.

Our bylaws (as amended and restated to date, which we refer to as our “Bylaws”) also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting, as well as ownership thresholds for certain control group nominations and actions.

Pursuant to the Bylaws, a stockholder who, in accordance with Rule 14a-8, under the Exchange Act, wants to present a proposal to be acted upon at either the Company’s annual stockholders’ meeting or a special stockholders’ meeting must submit the proposal to the Company and, pursuant to Article I, Sections 2 and 3 of our Bylaws, the notice of the proposal must be delivered to or mailed and received at the principal executive offices of the Company (i) not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, in advance of the anniversary of the previous year’s annual meeting if such meeting is to be held on a day which is not more than 30 days in advance of the anniversary of the previous year’s annual meeting or not later than 70 days after the anniversary of the previous year’s annual meeting; and (ii) with respect to any other annual meeting of stockholders, no later than the close of business on the tenth day following the date of a press release reported by the Dow Jones News Services, The Associated Press or a comparable national news service or in a document filed by the Company with the SEC pursuant to Section 13, 14, or 15(d) of the Exchange Act containing the date of such meeting. However, if the date of our 2021 Annual Meeting occurs more than 30 days before or 70 days after the anniversary of our 2020 Annual Meeting of Stockholders, a stockholder notice will be timely if it is received at our principal executive office no later than the close of business on the tenth day following the date of a press release reported by the Dow Jones News Services, The Associated Press or a comparable national news service or in a document filed by the Company with the SEC pursuant to Section 13, 14, or 15(d) of the Exchange Act containing the date of such meeting. To be in proper form, a stockholder’s notice must include the specified information concerning the stockholder and the business proposal or nominee, as described in Article I, Sections 2 and 3 of our Bylaws.

On February 6, 2020, we issued a press release and filed with the SEC a Form 8-K which provided notice that the date of our 2020 Annual Meeting will be May 30, 2020, which is not more than 30 days before the anniversary of our 2019 Annual Meeting of Stockholders. As a result of our notice on February 6, 2020 of the date of the 2020 Annual Meeting, any notice intended to be given by a stockholder with respect to the Company’s 2020 Annual Meeting pursuant to our Bylaws must have been received at our principal executive office no later than the close of business on March 10, 2020. No such proposals were received.

Any director nominee proposals or recommendations for director nominees should include the nominee’s name and qualifications for membership on our Board, including information as specified in Article I, Section 2(c) of our Bylaws, and should be directed to: Secretary, Boston Omaha Corporation, 1411 Harney Street, Suite 200, Omaha, Nebraska 68102.

You may also contact our Secretary at our principal executive offices for a copy of the relevant Bylaw provisions regarding the requirements for submitting stockholder proposals and nominating director candidates.

Q:     Who will bear the cost of this solicitation?

A:

The Company will pay for the cost of soliciting proxies and may reimburse brokerage firms and others for their expenses in forwarding solicitation material. Solicitation will be made primarily through the use of the mail but our directors and officers may, without additional compensation, solicit proxies personally by telephone, email or fax.

Q:     Where can I find the voting results of the Annual Meeting?

A:

We will announce preliminary voting results at the Annual Meeting, and we will disclose the final voting results in a Current Report on Form 8-K filed with the SEC within four business days of the Annual Meeting.

Q:     Whom should I contact with questions?

A:

If you have any questions or if you need additional copies of this proxy statement (which we refer to as the “Proxy Statement”) or the enclosed proxy card, or if you have other questions about the proposals or how to vote your shares, you may contact us at Boston Omaha Corporation, 1411 Harney Street, Suite 200, Omaha, Nebraska 68102, telephone number (857) 256-0079 or by email at contact@bostonomaha.com.

Q:     How can I contact Boston Omaha’s transfer agent?

A:	You can contact our transfer agent by either writing to Colonial Stock Transfer Company, Inc., 66 Exchange Place, 1st Floor, Salt Lake City, UT 84111 or by telephoning (801) 355-5740.

GENERAL INFORMATION ABOUT THE MEETING

The close of business on March 31, 2020 has been fixed as the Record Date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting. On that date, the Company’s outstanding voting securities consisted of 23,510,660 shares of our capital stock outstanding, of which 22,455,100 shares are Class A common stock and 1,055,560 shares are Class B common stock. Each share of our Class A common stock is entitled to 1 vote per share, and each share of our Class B common stock is entitled to 10 votes per share.

Magnolia Capital Fund, LP (which we refer to as “MCF”) and Boulderado Partners, LLC, (which we refer to as “BP”) together control all of the Company’s Class B common stock. The Magnolia Group, LLC (which we refer to as “Magnolia”), both as a standalone entity and in its role as general partner of MCF and of Magnolia BOC I, LP and Magnolia BOC II, LP (each as described under the heading “Certain Relationships, Related Transactions, and Director Independence” beginning on page 22 of this Proxy Statement), and Boulderado Capital, LLC and Boulderado Group, LLC (which we collectively refer to as “Boulderado”), in its role as manager of BP (as described under the heading “Certain Relationships, Related Transactions, and Director Independence” beginning on page 22 of this Proxy Statement), through their ownership of the Company’s Class A common stock and all of our Class B common stock together control a majority vote on all matters. In such roles, Magnolia and Boulderado will cast each of their votes “FOR” (i) the election of each of the Board’s five nominees to serve as directors of the Company, in addition to the two (2) directors elected by the holders of our Class B common stock, until the 2021 Annual Meeting of Stockholders, or until their successors are elected and qualified, (ii) the ratification of the selection by the Board of the firm of MaloneBailey, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020, (iii) the amendment of the Company’s Charter through the filing of a Certificate of Amendment, pursuant to which Article XII, Section C of the Charter shall be deleted, and (iv) the approval of a non-binding advisory vote to approve executive officer compensation.

Holders representing a majority in voting power of the Company’s outstanding securities entitled to vote must be present, either electronically at the Annual Meeting, as held via telephonic format or other virtual means, or by proxy at the Annual Meeting, in order to have the required quorum for the transaction of business. If the shares present, electronically at the Annual Meeting, as held via telephonic format or other virtual means, or by proxy at the Annual Meeting, do not constitute the required quorum, the Annual Meeting may be adjourned to a subsequent date for the purpose of obtaining a quorum. If a broker, bank, trustee or other nominee holds your shares, you will receive instructions from them that you must follow in order to have your shares voted.

Shares that are voted “FOR,” “AGAINST,” “WITHHOLD” or “ABSTAIN” will be treated as being present at the Annual Meeting for purposes of establishing a quorum. Accordingly, if you have returned a valid proxy or attend the Annual Meeting electronically, as held via telephonic format or other virtual means, your shares will be counted for the purpose of determining whether there is a quorum, even if you wish to abstain from voting on some or all matters at the Annual Meeting. Broker “non-votes” (i.e., votes from shares held of record by brokers as to which the beneficial owners have given no voting instructions) will also be counted as present for purposes of determining the presence of a quorum.

The proxy materials are available at https://www.colonialstock.com/BOC2020. Enter the 12-digit control number located on the proxy card.

You may vote your shares over the Internet, by telephone, by completing and returning the proxy card via mail, or by attending the Annual Meeting, as held via telephonic format or other virtual means, and voting electronically. Votes provided over the Internet or by telephone must be received by 5:00 p.m. Eastern Daylight Time on May 29, 2020. Votes provided by mail must be received by May 29, 2020.

Whether or not you are able to attend the Annual Meeting, as held via telephonic format or other virtual means, the Company urges you to submit your proxy, which is solicited by the Board. You are urged to give instructions as to how to vote your shares. All properly executed proxies delivered pursuant to this solicitation and not properly revoked will be voted at the Annual Meeting in accordance with the directions given.

We are not aware of any matters to be presented other than those described in this Proxy Statement. If any matters not described in the Proxy Statement are properly presented at the Annual Meeting, the persons designated in the enclosed proxy (who we refer to as the “Proxy Agents”), will use their own judgment to determine how to vote your shares. If the Annual Meeting is adjourned, the Proxy Agents can vote your shares on the new meeting date as well, unless you have revoked your proxy.

We expect representatives from our public accounting firm to be present at the Company’s Annual Meeting in 2020.

The costs of this solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement and the proxy card will be borne by the Company. The Company will request brokerage houses and other nominees, custodians and fiduciaries to forward soliciting material to beneficial owners of the Company’s voting securities. The Company may reimburse brokerage firms and other persons representing beneficial owners for their expenses in forwarding solicitation materials to beneficial owners. Proxies may also be solicited by certain of the Company’s directors, officers and regular employees, without additional compensation, either personally or by telephone or facsimile. Except as described above, the Company does not intend to solicit proxies other than by mail.

Our website address is included several times in this Proxy Statement as a textual reference only and the information in the website is not incorporated by reference into this Proxy Statement.

PROPOSAL 1

ELECTION OF DIRECTORS

General

The number of directors of the Company is established by the Board. The Board currently consists of seven (7) directors, including two (2) directors elected by the holders of our Class B common stock and five (5) directors elected by the holders of our Class A common stock and Class B common stock voting as a single class.

At the Annual Meeting, all nominees are to be elected for one-year terms to serve until the Company’s 2021 Annual Meeting of Stockholders, or until their successors are elected and qualified. As described in our Charter, the holders of Class B common stock have elected Adam K. Peterson and Alex B. Rozek to serve as the two (2) directors to be elected by the holders of the Class B common stock. The Board has also selected as nominees the following five (5) individuals, all of whom are current directors of the Company: Bradford B. Briner, Brendan J. Keating, Frank H. Kenan II, Jeffrey C. Royal and Vishnu Srinivasan for election as directors at the Annual Meeting. The Board knows of no reason why the nominees would be unable or unwilling to serve, but if any such nominee should, for any reason, be unable or unwilling to serve, the proxies will be voted for the election of such other person to the office of director as the Board may recommend in the place of such nominee.

Recommendation of the Board

The Board unanimously recommends that you vote “FOR” the election of each of the Board’s five nominees to serve as directors of the Company until the 2021 Annual Meeting of Stockholders, or until their successors are elected and qualified.

Voting Information

Proxies solicited by the Board will, unless otherwise directed, be voted to elect the nominees proposed by the Board. A stockholder submitting a proxy may vote for the nominees for election to the Board or may withhold his or her vote from such nominees. Each stockholder will be entitled to one (1) vote for each share of Class A common stock held by the stockholder on the Record Date and ten (10) votes for each share of Class B common stock held by the stockholder on the Record Date. Directors are elected by a plurality of votes, and, therefore, if a quorum is present and voting, the five nominees receiving the highest number of affirmative votes will be elected to the Board as well as our two Class B directors previously selected by the holders of our Class B common stock. Abstentions and broker non-votes, while included for the purpose of determining the presence of a quorum at the Annual Meeting, will have no effect on the vote. The Proxy Agents will vote your shares “FOR” the nominees unless instructions to the contrary are indicated in the enclosed proxy.

Information Concerning Directors and Director Nominees

The following table sets forth the directors of the Company, including Messrs. Rozek and Peterson who have been elected as our two Class B directors by the holders of our Class B common stock, and each of the five (5) additional nominees for director, along with their ages as of March 31, 2020 and the year in which their current term of directorship will expire absent their re-election at the Annual Meeting:

Name	Age	Director Since	Current Term Expires	Position(s)	(1)	(2)	(3)
Alex B. Rozek**	41	2015	2020	Co-President, Co-Chairman of the Board and Co-Chief Executive Officer
Adam K. Peterson**	38	2015	2020	Co-President, Co-Chairman of the Board and Co-Chief Executive Officer
Bradford B. Briner	43	2016	2020	Director	X	X
Brendan J. Keating	38	2016	2020	Director
Frank H. Kenan II	38	2017	2020	Director		X	X
Jeffrey C. Royal	43	2019	2020	Director	X	X	X
Vishnu Srinivasan	41	2017	2020	Director	X		X

** Each of Messrs. Rozek and Peterson have been elected as the two Class B directors elected by the holders of our Class B common stock.

(1) Member of Audit and Risk Committee

(2) Member of Compensation Committee

(3) Member of Nominating and Corporate Governance Committee

Nominees and Incumbent Directors

Set forth below are the names of the persons selected by the holders of our Class B common Stock as the two (2) Class B directors as well as the remaining five (5) individuals nominated as directors, their offices in the Company, if any, their principal occupations or employment for the past five years, the length of their tenure as directors and the names of other public companies in which they currently hold directorships or have held directorships during the past five years. We have also presented information below regarding each director’s specific experience, qualifications, attributes and skills that led our Board to the conclusion that he or she should serve as a director.

Class B Directors:

Alex B. Rozek has been Co-Chairperson of our Board, Co-Chief Executive Officer and President since February 2015, when he became a member of our Bourd.  He also serves as the Managing Member of Boulderado Partners, LLC, a private investment partnership founded in July 2007.  From 2004 to 2007, Mr. Rozek served as an analyst for Water Street Capital and Friedman Billings Ramsey Group.  Prior to 2004, he worked for Hunton & Williams and FedEx.  Mr. Rozek is also one of three appointees from the town of Woodstock to ECFiber, a fiber telecommunications cooperative in east-central Vermont.  Mr. Rozek graduated with a B.S. in Biology and a Minor in Chemistry from the University of North Carolina at Chapel Hill.

The holders of our Class B common stock have determined that Mr. Rozek’s 16 years’ experience in investments and financial analysis and experience as Co-Chief Executive Officer of the Company since 2015 qualify him to be a member of the Board in light of the Company’s business and structure.

Adam K. Peterson has been Co-Chairperson of our Board since February 2015, when he became a member of our Board, and has been President since December 2017.  Since June 2014, Mr. Peterson has served as the Manager of The Magnolia Group, LLC, an SEC registered investment advisor and the general partner of Magnolia Capital Fund, LP, Magnolia BOC I, LP, and Magnolia BOC II, LP. Since June 2017, Mr. Peterson has served as a Director for Nicholas Financial, Inc., a publicly traded company on the NASDAQ Global Select Market. Since May 2016, Mr. Peterson has served as a Director for Brampton Brick Ltd., a publicly traded Canadian company traded on the Toronto Stock Exchange. From November 2005 through August 2014, Mr. Peterson served as the Chief Investment Officer of Magnolia Capital Partners, LP and related entities.  From May 2004 through June 2006, Mr. Peterson was a financial analyst for Kiewit Corporation.  Mr. Peterson graduated with a B.S. in Finance from Creighton University.

The holders of our Class B common stock have determined that Mr. Peterson’s 16 years’ experience in investments and financial analysis and experience as Co-Chief Executive Officer of the Company since 2015 qualify him to be a member of the Board in light of the Company’s business and structure.

Additional Directors:

Bradford B. Briner has served on our Board since April 2016. Mr. Briner is also currently Chair of our Audit and Risk Committee and a member of our Compensation Committee. Mr. Briner joined Willett Advisors in 2012 and is the Co-Chief Investment Officer. Willett Advisors is the investment management arm of the Bloomberg Family and for Bloomberg Philanthropies. Previously, Mr. Briner was the Managing Director of Private Investments for Morgan Creek Capital, a $10 billion fund of funds that he co-founded in 2004. Mr. Briner graduated from the University of North Carolina at Chapel Hill as a Morehead Scholar with a degree in economics with distinction. Mr. Briner also received an MBA with distinction from Harvard Business School.

Our Board has determined that Mr. Briner’s 21 years’ experience in real estate, investment and management services qualifies him to be a member of the Board in light of the Company’s business and structure.

Brendan J. Keating has served on our Board since February 2016. Since August 2015, Mr. Keating has been Manager and CEO of Logic Real Estate Companies, LLC (which we refer to as “Logic”), a company based in Las Vegas, Nevada and formed in 2015 which provides commercial property brokerage and property management services. A trust controlled by members of Mr. Keating’s family owns a majority of the membership interest in Logic.  From 2005 to 2015, Mr. Keating was employed at The Equity Group, a company providing services to the commercial real estate market in brokerage, investment, management, development, consulting, tax appeal and facility maintenance services.  Mr. Keating served as a principal of The Equity Group from 2007 to 2015.  Mr. Keating has a B.S. in Finance and Entrepreneurship from Creighton University.

Our Board has determined that Mr. Keating’s 15 years’ experience in commercial real estate brokerage, investment and management services qualifies him to be a member of the Board in light of the Company’s business and structure.

Frank H. Kenan II has served on our Board since June 2017. Mr. Kenan is also currently Chair of our Compensation Committee and a member of our Nominating and Corporate Governance Committee. Since August 2014, Mr. Kenan has served as the Co-Founder and Principal of KD Capital Management, LLC. From September 2011 to December 2014, Mr. Kenan served as an Investment Analyst at Boulderado Group, LLC. From January 2006 to January 2008, Mr. Kenan served as a Development Associate at Edens & Avant. From May 2005 to January 2006, Mr. Kenan served as an Analyst at Vivum Group.  Mr. Kenan currently serves as a member of the Board of Directors of the Cougar Club of the College of Charleston, a 501(c)(3) non-profit organization that serves as the fundraising arm for the College of Charleston Athletic Department. Mr. Kenan holds a B.S. from the College of Charleston and an M.B.A. from the University of North Carolina at Chapel Hill – Kenan-Flagler Business School.

Our Board has determined that Mr. Kenan’s 15 years’ experience in investments and financial analysis qualifies him to be a member of the Board in light of the Company’s business and structure.

Jeffrey C. Royal has served on our Board since January 2019. Mr. Royal is also currently a member of each of our Audit and Risk Committee, Compensation Committee, and Nominating and Corporate Governance Committee. Mr. Royal has also served as a Director for Nicholas Financial, Inc., a publicly traded company on the NASDAQ Global Select Market, since October 2017. Since January 2006, Mr. Royal has been the President of Dundee Bank located in Omaha, Nebraska. Prior to joining Dundee Bank, he was Second Vice President of First National Bank of Omaha. Mr. Royal received both his Bachelor’s and Master’s degrees in Business Administration from Creighton University and completed the Stonier Graduate School of Banking at Georgetown University and the University of Pennsylvania.

Our Board has determined that Mr. Royal’s 14 years’ experience in banking qualifies him to be a member of the Board in light of the Company’s business and structure.

Vishnu Srinivasan has served on our Board since June 2017. Mr. Srinivasan is also currently Chair of our Nominating and Corporate Governance Committee and a member of our Audit and Risk Committee and. Mr. Srinivasan is currently a Managing Director at Ganesh Investments, L.L.C. Ganesh Investments provides investment advisory services to members of the Pritzker family and their charitable foundations. Mr. Srinivasan joined Ganesh Investments, L.L.C. in 2012 as a Vice President. From November 2009 to October 2012, Mr. Srinivasan was an Analyst at Alyeska Investment Group, a long/short hedge fund. From August 2002 until October 2009, Mr. Srinivasan was a Principal and held various other roles at Berkshire Partners, a private equity fund.  Mr. Srinivasan graduated summa cum laude from the Wharton School at the University of Pennsylvania with a degree in economics. Mr. Srinivasan also received an MBA from Harvard Business School.

Our Board has determined that Mr. Srinivasan’s 18 years’ experience in public and private equity, investment and management services qualifies him to be a member of the Board in light of the Company’s business and structure.

There are no family relationships among current members of our Board or executive officers.

Board Composition, Committees and Director Selection

The Board currently consists of seven (7) directors, including two (2) directors elected by the holders of our Class B common Stock and five (5) directors elected by the holders of our Class A common stock and Class B common stock voting as a single class. Members of the Board regularly discuss various business matters informally on numerous occasions throughout the year. During the fiscal year ended December 31, 2019, there were twelve Board meetings. All current directors attended at least 75% of the aggregate of the meetings of the Board in 2019 and the meetings held by all committees of the Board in 2019 on which they served. Independent directors meet in executive session at the conclusion of each meeting of the Board. We do not have a policy regarding Board members’ attendance at the annual meetings of stockholders. All of the directors who served on the Board at the time attended our 2019 Annual Meeting of Stockholders.

Our Board maintains certain standing committees consisting of Board members other than Messrs. Peterson, Rozek and Keating, and the Board has assigned certain of the Board’s responsibilities to such committees. The Board has three separate standing committees: the Audit and Risk Committee, the Compensation Committee and the Nominating and Corporate Governance Committee.

Our Board does not have a formal policy on whether the roles of Co-Chief Executive Officers and Co-Chairmen of the Board should be separate. However, Messrs. Rozek and Peterson currently serve as both Co-Chief Executive Officers and Co-Chairmen. Our Board has considered its leadership structure and believes at this time that the Company and its stockholders are best served by having both persons serve in both positions. Combining the roles fosters accountability, effective decision-making and alignment between interests of our Board and management. Our Board currently has no lead independent director. Our Board expects to periodically review its leadership structure to ensure that it continues to meet the Company’s needs.

Our Audit and Risk Committee currently consists of Bradford B. Briner (the chairman of the committee), Jeffrey C. Royal and Vishnu Srinivasan. The Board has determined that each of the members of the Audit and Risk Committee meets the criteria for independence under the applicable listing standards of NASDAQ, and that Mr. Briner also qualifies as an “audit committee financial expert” and “independent” as defined by the applicable rules adopted by the SEC and NASDAQ. The Audit and Risk Committee assists the Board in its oversight responsibilities relating to the integrity of our financial statements, our compliance with legal and regulatory requirements, our independent auditor’s qualifications and independence, and the establishment and performance of our internal audit function and the performance of the independent auditor. The Audit and Risk Committee was formed in June 2017 and held four meetings and acted by unanimous written consent one time during the 2019 fiscal year. The Board has adopted a written charter under which the Audit and Risk Committee operates, which satisfies the applicable standards of the SEC and NASDAQ, and which was amended and restated on February 21, 2020. A copy of the Audit and Risk Committee charter is available on the Corporate Governance section of our website at

http://www.bostonomaha.com/documents/81/1bc381bf3541d2da6b7c080b1ee114ec.pdf.

Our Compensation Committee currently consists of Frank H. Kenan II (the chairman of the committee), Bradford B. Briner and Jeffrey C. Royal. The Compensation Committee is authorized to review our compensation and benefits plans to ensure they meet our corporate objectives, approve the compensation structure of our executive officers and evaluate our executive officers’ performance and advise on salary, bonus and other incentive and equity compensation. The Board has adopted a written charter under which the Compensation Committee operates, which was amended and restated on May 30, 2019, and the Compensation Committee has authority under its charter to engage the services of outside advisors, experts and others to assist the Compensation Committee. In 2019, no compensation consultant was engaged for employee or executive compensation. The Compensation Committee was created in June 2017 and held three meetings and acted by unanimous written consent three times during the 2019 fiscal year. The Board has determined that each of the members of the Compensation Committee meets the criteria for independence under the applicable NASDAQ listing standards. A copy of the Compensation Committee charter is available on the Corporate Governance section of our website at

http://www.bostonomaha.com/documents/81/d636071762fda9fcadbd82bc7cca4b92.pdf.

Our Nominating and Corporate Governance Committee currently consists of Vishnu Srinivasan (the chairman of the committee), Frank H. Kenan II and Jeffrey C. Royal. The Nominating and Corporate Governance Committee is primarily concerned with identifying individuals qualified to become members of our Board, selecting the director nominees for each annual meeting of stockholders (including the nominees in Proposal 1), selection of the director candidates to fill any vacancies on our Board and the development of our corporate governance guidelines and principles. The Board has adopted a written charter under which the Nominating and Corporate Governance Committee operates, which was amended and restated on May 30, 2019. The charter instructs the Nominating and Corporate Governance Committee to consider any nominations of director candidates recommended by stockholders. The Nominating and Corporate Governance Committee was created in June 2017 and held three meetings and acted by unanimous written consent three times in the 2019 fiscal year. A copy of the Nominating and Corporate Governance Committee charter is available on the Corporate Governance section of our website at

http://www.bostonomaha.com/documents/81/0f0db6ab6083bb4fc913fcbbb592f366.pdf.

The Nominating and Corporate Governance Committee identifies individuals qualified to become members of our Board through recommendations from members of the Committee and other Board members and executive officers of the Company and will consider candidates who are recommended by stockholders, as described below. These factors focus on skills, expertise or background and may include decision-making ability, judgment, personal integrity and reputation, experience with businesses and other organizations of comparable size, and the extent to which the candidate would be a desirable addition to the Board and any committees of the Board.

We are committed to diversity in all aspects of our business and activities and at all levels of our business, including our Board. Our Board highly values diversity and supports the election and appointment of diverse candidates to the Board. The Board believes that having directors of diverse perspectives, opinions, backgrounds, skills and experiences contributes to a balanced and effective Board. The Board is committed to administering a director election process that encourages and promotes consideration of diverse candidates in the nomination and election of directors to the Board. The Board encourages our stockholders to consider diversity when nominating individuals for member director positions. In selecting nominees for independent director positions, we have in the past and will continue to consider many factors, with an emphasis on perspectives, opinions, backgrounds, skills and experiences.

On June 5, 2017, we amended and restated our Bylaws providing for advance notice requirements for stockholder proposals at meetings and ownership thresholds for certain control group nominations and actions. Prior to June 5, 2017, we did not have a policy that permitted stockholders to recommend candidates for election as directors or a process for stockholders to send communications to the Board.

The Nominating and Corporate Governance Committee will evaluate new director candidates in view of the criteria described above, as well as other factors the Nominating and Corporate Governance Committee deems to be relevant, through reviews of biographical and other information, input from others, including members of the Board and executive officers of the Company, and personal discussions with the candidate when warranted by the results of these other assessments. The Nominating and Corporate Governance Committee will evaluate any director candidates recommended by stockholders under the same process. In determining whether to recommend to the Board the nomination of a director who is a member of the Board, the Nominating and Corporate Governance Committee will review the Board performance of such director and solicit feedback about the director from other members of the Board.

Director Compensation

In July 2018, our Board adopted a policy whereby directors who are not directly employed by us or by any of our wholly-owned subsidiaries (meaning directors other than Messrs. Peterson and Rozek) each receive cash compensation at the rate of $10,000 per year for all services, including both Board and committee membership. The compensation is payable quarterly in advance on the first day of each calendar quarter. Directors that are directly employed by us or by any of our wholly-owned subsidiaries shall not receive such compensation. The Board also provided that these guidelines may be modified by the Compensation Committee of the Board.

The following table sets forth information with respect to the compensation of our directors, excluding Messrs. Peterson and Rozek, for the Company’s last completed fiscal year:

Name	Year	Fees earned or paid in cash ($)	All other compensation ($)	Total ($)
Bradford B. Briner	2019	$10,000	-	$10,000
Brendan J. Keating	2019	$10,000	-	$10,000
Frank H. Kenan II	2019	$10,000	-	$10,000
Vishnu Srinivasan	2019	$10,000	-	$10,000
Jeffrey C. Royal	2019	$10,000	-	$10,000

Additionally, in July 2018, the Board adopted a policy whereby each of our non-executive directors is required to hold $50,000 of our Class A common stock (either directly or indirectly), which amount is converted to a fixed share amount using the average closing price of our Class A common stock during the immediately preceding three months for the period ending June 30, 2018 for any non-executive director in July 2018 and three months from the last day of the calendar month preceding the date of appointment of any director appointed thereafter. The non-executive directors are required to achieve fully their respective ownership level within three (3) years, and fifty percent of the requirement within eighteen (18) months from adoption or election, as applicable. The Board also provided that these guidelines may be modified by the Compensation Committee of the Board. All of our non-executive directors are currently in compliance with all of these ownership guidelines.

We also reimburse all of our directors for reasonable travel and other expenses incurred in attending Board and committee meetings. Each of Messrs. Rozek and Peterson receive compensation as officers of our Company, but no compensation as directors of our Company.

Legal Proceedings Involving Directors, Officers or Affiliates

There are no legal proceedings ongoing as to which any director, officer or affiliate of the Company, any owner of record or beneficially of more than five percent of any class of voting securities of the Company, or any associate of any such director, officer, affiliate of the Company, or securityholder is a party adverse to us or any of our subsidiaries or has a material interest adverse to us or any of our affiliates.

Director Independence

Our Board currently consists of Messrs. Rozek, Peterson, Keating, Briner, Kenan, Royal and Srinivasan.  Currently, we consider Messrs. Briner, Kenan, Royal and Srinivasan to be “independent”, as Messrs. Rozek and Peterson have a direct employment relationship with us and Mr. Keating serves as the chief executive officer of two companies in which we currently own a 30% and 49.9% equity stake respectively, both directly and indirectly. The majority of our Board is “independent” in accordance with NASDAQ rules including, in the judgment of the Board, the requirement that such directors have no material relationship with us (either directly or as a partner, stockholder or officer of an organization that has a relationship with us).

The Board has adopted the following standards to assist it in determining whether a director has a material relationship with us. Under these standards, a director will be considered to have a material relationship with us if he or she is:

(a)	a director who is, or during the past three years was, employed by us, other than prior employment as an interim executive officer (provided the interim employment did not last longer than one year);

(b)

a director who accepted or has an immediate family member who accepted any compensation from us in excess of $120,000 during any period of twelve consecutive months within the three years preceding the determination of independence, other than the following:

(i)	compensation for Board or Board committee service;

(ii)	compensation paid to an immediate family member who is our employee (other than an executive officer);

(iii)	compensation received for former service as an interim executive officer (provided the interim employment did not last longer than one year); or

(iv)	benefits under a tax-qualified retirement plan, or non-discretionary compensation;

(c)	a director who is an immediate family member of an individual who is, or at any time during the past three years was, employed by us as an executive officer;

(d)

a director who is, or has an immediate family member who is, a partner in, or a controlling stockholder or an executive officer of, any organization to which we made, or from which we received, payments (other than those arising solely from investments in our securities or payments under non-discretionary charitable contribution matching programs) that exceed 5% of the organization’s consolidated gross revenues for that year, or $200,000, whichever is more, in any of the most recent three fiscal years;

(e)

a director who is, or has an immediate family member who is, employed as an executive officer of another entity where at any time during the most recent three fiscal years any of our executive officers served on the compensation committee of such other entity; or

(f)

a director who is, or has an immediate family member who is, a current partner of our outside auditor, or was a partner or employee of our outside auditor who worked on our audit at any time during any of the past three years.

Ownership of a significant amount of our stock, by itself, does not constitute a material relationship. For relationships not covered by these standards, the determination of whether a material relationship exists shall be made by the other members of the Board who are independent.

There were no transactions, relationships or arrangements not disclosed pursuant to Item 404(a) of Regulation S-K that were considered by the Board in making the required independence determinations. None of the directors that were deemed independent had any relationship with us (other than as a director or stockholder).

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee is or has at any time during the past three years been an officer or employee of ours or was formerly an officer or employee of ours. Except as described below, none of our executive officers serve as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any other entity that has one or more of its executive officers serving as a member of our Board or Compensation Committee.  Entities controlled by Mr. Keating serve as the Manager of Logic and 24th Street Holding Company, LLC, in which we have a 49.9% ownership interest both directly and indirectly through our ownership in Logic. Entities controlled by Mr. Keating serve as the Manager of Logic and 24th Street Holding Company, LLC.

Corporate Governance Guidelines

The role of the Board is to ensure that the Company is managed for the long-term benefit of our stockholders. To fulfill this role, the Board has adopted corporate governance guidelines in accordance with the corporate governance rules of NASDAQ, as applicable, that serve as a flexible framework within which our Board and its committees will operate. These guidelines cover a number of areas, including the size and composition of the Board, Board membership criteria and director qualifications, director responsibilities, Board agendas, roles of the Co-Chairman and Co-Chief Executive Officers, executive sessions, standing Board committees, Board member access to management and independent advisors, director communications with third parties, director compensation, director orientation and continuing education, evaluation of senior management and management succession planning. A copy of our corporate governance guidelines is available on our website at www.bostonomaha.com.

The Board has adopted a Code of Business Conduct and Ethics that applies to all of our employees, directors and officers, including those officers responsible for financial reporting. The Code of Business Conduct and Ethics is available on our website at www.bostonomaha.com. We will furnish to any person without charge, upon written request, a copy of our Code of Business Conduct and Ethics and requests may be directed to Co-Chief Executive Officer of Boston Omaha Corporation, 1411 Harney Street, Suite 200, Omaha, Nebraska 68102. We expect that any amendments to the code, or any waivers of its requirements, will be disclosed on our website as referenced above.

Risk Oversight

The business of the Company is managed with the oversight of the Board. While the full Board has the ultimate oversight responsibility for the risk management process, its committees oversee risk in certain specified areas. In particular, our Audit and Risk Committee oversees management of enterprise risks as well as financial risks. Our Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements and the incentives created by the compensation awards it administers. Our Nominating and Corporate Governance Committee works together with our Audit and Risk Committee and they are responsible for overseeing the management of compliance and regulatory risks facing the Company and risks associated with business conduct and ethics. Our Nominating and Corporate Governance Committee also oversees risks associated with corporate governance. In addition, pursuant to our Board’s instruction, management regularly reports on applicable risks to the relevant committee or the full Board, as appropriate, with additional review or reporting on risks conducted as needed or as requested by our Board and its committees.

Communications from Stockholders

The Board has in place a process for securityholders to send communications to the Board. Specifically, the Board will review and give appropriate attention to written communications submitted by stockholders and other interested parties, and will respond if and as appropriate. Absent unusual circumstances or as otherwise contemplated by committee charters, the Chairperson of the Nominating and Corporate Governance Committee will, with the assistance of our legal counsel, (1) be primarily responsible for monitoring communications from stockholders and (2) provide copies or summaries of such communications to the other directors as he or she considers appropriate. Communications will generally be forwarded to all directors if they relate to substantive matters and include suggestions or comments that the Chairperson of the Nominating and Corporate Governance Committee considers to be important for the directors to consider.

Stockholders and other interested parties who wish to send communications on any topic to the Board should address such communications to Chairperson of the Nominating and Corporate Governance Committee, c/o Secretary, Boston Omaha Corporation, 1411 Harney Street, Suite 200, Omaha, Nebraska 68102. Stockholders and other interested parties who wish to contact any non-management director, the presiding non-management director or the non-management directors as a group, should address such communications to the non-management director (or group of directors) they wish to contact (or if any, to “Any Non-Management Director”), c/o Secretary, Boston Omaha Corporation, 1411 Harney Street, Suite 200, Omaha, Nebraska 68102.

Executive Officers and Significant Employees

Executive Officers. The following table sets forth information regarding our executive officers as of March 31, 2020:

Name	Age	Officer Since	Position(s)
Alex B. Rozek	41	2015	Co-President, Co-Chairman of the Board and Co-Chief Executive Officer
Adam K. Peterson	38	2015	Co-President, Co-Chairman of the Board and Co-Chief Executive Officer
Joshua P. Weisenburger	36	2017	Chief Financial Officer, Chief Accounting Officer, Secretary and Treasurer

In addition to the biographical information for Mr. Rozek and Mr. Peterson, which is set forth above under “Nominees and Incumbent Directors,” set forth below is certain biographical information about our other executive officer. Our executive officers are elected by, and serve at the discretion of, our Board. None of our officers or directors has any family relationship with any other director or officer. “Family relationship” for this purpose means any relationship by blood, marriage or adoption, not more remote than first cousin.

Joshua P. Weisenburger has served as our as our Chief Financial Officer, Secretary and Treasurer since June 2017. Mr. Weisenburger has also served as our Chief Accounting Officer and our Controller since August 2016. From July 2011 through June 2016, Mr. Weisenburger was employed by Ecolab, Inc., a global leader in water, hygiene and energy technologies and services. At Ecolab, Mr. Weisenburger served first as a finance manager and then as a finance controller throughout various divisions within the company. Prior to his time at Ecolab, Mr. Weisenburger was employed from June 2005 through August 2009 by Kiewit Corporation, a construction, engineering and mining services company, and held several different treasury roles.  Mr. Weisenburger graduated with a B.S. in Finance from Creighton University and an MBA from the University of Minnesota—Carlson School of Management.

Significant Employees. In addition to our executive officers, we also employ the following significant employees:

W. Scott LaFoy, age 58, joined our wholly owned subsidiary Link Media Holdings, LLC in May 2018 to manage its merger and acquisition activities, was named as interim Chief Executive Officer in December 2019, and was named as Chief Executive Officer in April 2020.  From 2015 to 2018, Mr. LaFoy served as general manager for the Chattanooga division of Fairway Outdoor Advertising.  From 1999 until its acquisition by Fairway Outdoor Advertising in 2015, Mr. LaFoy owned and operated LaFoy Outdoor Advertising.  From 1996 until 1999, he served as Regional President for Clear Channel Outdoor/Eller Media and Regional Director for its predecessor Universal Outdoor.  Mr. LaFoy has more than 34 years’ experience in management of outdoor advertising businesses. Mr. LaFoy holds a B.A. in Interdisciplinary Studies from the University of Central Florida.

Dave Herman, age 35, has served as President of our wholly owned subsidiary General Indemnity Group, LLC (which we refer to as “GIG”) since August 2019 and previously served as GIG’s Chief Operating Officer since January 2019. Prior to joining GIG, Mr. Herman owned Anthros Consulting, Inc., a company that combined business strategy with software systems, data visualization, and analytics expertise from May 2015 through December 2018. From February 2013 through May 2015, Mr. Herman was employed by McKinsey and Company, specializing in operations, supply chain, and strategic turnarounds. Mr. Herman holds a Ph.D. in Materials Science and Engineering from Northwestern University, a certificate of Management for Scientists and Engineers from the Kellogg School of Management at Northwestern University, and a B.S. in Materials Science and Engineering and Minor in Engineering Management from Cornell University.

Robert Thomas, age 56, was appointed as President of United Casualty and Surety Insurance Company, a wholly owned subsidiary of GIG (which we refer to as “UCS”), in August 2019 and previously served as UCS’ Chief Operating Officer from October 2017 to August 2019. From April 2011 through March 2017, Mr. Thomas served as President of Hanover Surety and previously served as President of Argo Surety from March 2008 through March 2011. Mr. Thomas has been employed in the surety insurance industry since 2001 and the reinsurance industry from 1987 through 2001. Mr. Thomas holds a B.A. in Business Administration and Management from the University of Saint Thomas.

Executive Compensation

The following table sets forth information with respect to the compensation of our executive officers, including the two most highly compensated executive officers other than our principal executive officers, for 2019 and 2018:

Name and principal position	Year	Salary ($)	Bonus ($)	All other compensation ($) (4)	Total ($)
Alex B. Rozek (1)	2019	$275,000	-	-	$275,000
Co-Chief Executive Officer and Co-President	2018	$23,660	-	-	$23,660
(Principal Executive Officer)

Adam K. Peterson (2)	2019	$23,660	-	-	$23,660
Co-Chief Executive Officer and Co-President (Principal Executive Officer)	2018	$23,660	-	-	$23,660

Joshua P. Weisenburger	2019	$220,000	$125,000	$8,763	$353,763
Chief Financial Officer, Chief Accounting Officer, Secretary and Treasurer	2018	$198,000	$110,000	$7,890	$315,890

James A. McLaughlin (3)	2019	$300,000	-	$6,510	$306,510
President of Link Media Holdings, LLC	2018	$258,333	-	$10,180	$268,513

(1)

On February 3, 2020, the Compensation Committee approved an increase to the base salary of Mr. Rozek from $275,000 to $285,000, effective retroactively to January 1, 2020. Mr. Rozek’s employment agreement with the Company, dated August 1, 2015, as amended, contemplated an annual base salary at the rate of $275,000. However, this base salary level was postponed at Mr. Rozek’s request from 2015 through 2018, during which time Mr. Rozek voluntarily requested that he receive a nominal salary of $23,660 in lieu of the full $275,000 base salary contemplated in the employment agreement.

(2)

On December 27, 2019, the Compensation Committee approved compensating Mr. Peterson at the base salary of $275,000 per year, effective January 1, 2020. On February 3, 2020, the Compensation Committee approved an increase to the base salary of Mr. Peterson from $275,000 to $285,000, effective retroactively to January 1, 2020. Mr. Peterson’s employment agreement with the Company, dated August 1, 2015, as amended, contemplated an annual base salary at the rate of $275,000. However, this base salary level was postponed at Mr. Peterson’s request from 2015 through 2019, during which time Mr. Peterson voluntarily requested that he receive a nominal salary of $23,660 in lieu of the full $275,000 base salary contemplated in the employment agreement.

(3)	Mr. McLaughlin retired as President of Link Media Holdings, LLC, effective as of December 31, 2019.
(4)	Employer contribution to 401(k) plan.

401(k) Plan

The named executive officers are eligible to participate in our 401(k) retirement plan in the same manner as other employees. Currently, we match 100% of employee contributions up to the first 3% of the employee’s salary in total and 50% of employee contributions up to the next 2% of the employee’s salary, subject to the statutorily prescribed limit.

Employment Contracts, Termination of Employment and Change in Control Arrangements

Rozek and Peterson Employment Agreements

On August 1, 2015, we entered into employment agreements with each of Alex B. Rozek and Adam K. Peterson. Mr. Rozek and Mr. Peterson each serve as a Co-Chief Executive Officer and as a Co-President. Each of the employment agreements has a one-year term, with automatic successive one-year renewal terms unless we or the executive decline to renew the agreement. Each of the employment agreements provides for a base salary at federal minimum wage per year through December 31, 2015, and an annualized base salary of $275,000 thereafter. However, each of these agreements was amended to delay an increase in the base salary from federal minimum wage until such time as approved by the Compensation Committee of the Board. On January 2, 2019, the Compensation Committee approved compensating Mr. Rozek at the base salary of $275,000 per year. On December 27, 2019, the Compensation Committee approved compensating Mr. Peterson at the base salary of $275,000 per year, effective January 1, 2020. On February 3, 2020, the Compensation Committee approved increases to the base salaries of Mr. Rozek and Mr. Peterson from $275,000 to $285,000, effective retroactively to January 1, 2020. Each of the employment agreements also provides for certain severance payments to the executives in the event their employment is terminated by us without “cause” or if the executive terminates his employment for “good reason.”

Each of Messrs. Rozek and Peterson participate in a management incentive bonus plan (which we refer to as the “MIBP”), effective as of August 1, 2015, under which participants of such plan are eligible to receive cash bonus awards based on achievement by the company of certain net growth target objectives. Each of Mr. Rozek and Mr. Peterson are eligible to participate in the MIBP pursuant to their respective employment agreements. The MIBP provides for a bonus pool, determined on an annual basis by the Compensation Committee of the Board, equal to up to 20% of the amount by which our stockholders’ equity for the applicable fiscal year (excluding increases in stockholders’ equity per share resulting from any issuances by the Company of its securities or securities of any subsidiary for cash consideration) exceeds 106% of our stockholders’ equity for the preceding fiscal year. On February 27, 2018, the Compensation Committee of the Board approved changes to the MIBP, effected through an amendment and restatement of the MIBP, including placing certain caps on the total payments under the MIBP through December 2032 and additional annual caps thereafter, as well as establishing a high water mark under the MIBP so that any decrease in adjusted stockholders’ equity per share in any prior year must be first recouped before the 6% hurdle test is applied. Previously, there were no caps on the amounts payable under the MIBP. No payments under the MIBP were earned during the fiscal year ended December 31, 2019.

In the event that Mr. Rozek or Mr. Peterson’s employment is terminated without cause or if either elects to terminate his employment for “Good Reason,” he is entitled to receive severance payments equal to the amounts which would have been payable to him under the MIBP if he had remained with us through the remainder of the fiscal year in which his employment terminated multiplied by a fraction equal to the number of days during the fiscal year that the executive remained employed by us divided by 365. Severance payments also will include an amount equal to four months’ base salary for each full 12 month period the executive is employed by us commencing August 1, 2015, except that in no event shall severance payments exceed the then current base salary on a monthly basis multiplied by 12.

Herman Employment Agreement.  On January 1, 2019, we hired David Herman to serve as the Chief Operating Officer of our wholly-owned subsidiary General Indemnity Group, LLC. On August 9, 2019, Mr. Herman became President of General Indemnity Group, LLC. In connection with the employment of Mr. Herman, General Indemnity Group, LLC and Mr. Herman entered into an employment letter agreement, pursuant to which Mr. Herman currently receives an annual base salary of $295,000 per year. In addition, Mr. Herman is eligible to receive an annual cash bonus, based on achievement of certain performance metrics determined within 30 days of the commencement of each fiscal year, that are tied to personal performance goals, overall company performance measured by growth of gross written premium, and a discretionary amount determined by the Company’s senior management. In the event Mr. Herman’s employment is terminated by General Indemnity Group, LLC without “Cause” or by Mr. Herman for “Good Reason,” Mr. Herman will be eligible to receive severance pay equal to twelve months’ base salary.

Thomas Employment Agreement.  On August 30, 2019, we hired Robert Thomas to serve as the President of United Casualty and Surety Insurance Company, a wholly-owned subsidiary of our wholly-owned subsidiary General Indemnity Group, LLC.  In connection with the employment of Mr. Thomas, United Casualty and Surety Insurance Company and Mr. Thomas entered into an employment letter agreement, pursuant to which Mr. Thomas will receive an annual base salary of $275,000 per year, which may be increased in increments up to $320,000 as determined by the growth of annual in-force written premium.  In addition, Mr. Thomas is eligible to receive an annual bonus, based on “Adjusted Pre-Tax Underwriting Income” performance, subject to a three-year vesting schedule whereby 60% of a positive bonus is payable 60 days following the end of each calendar year, 30% of the earned bonus is paid one year thereafter, and the remaining 10% is paid two years thereafter.  Negative bonus amounts for a given year will be applied against any unvested positive bonus amounts from prior years that have not yet been paid.  In the event that, after five years of employment, Mr. Thomas’s employment is terminated by United Casualty and Surety Insurance Company without “Cause” or by Mr. Thomas for “Good Reason,” Mr. Thomas will be entitled to be paid upon termination for any unvested portions of previously earned bonuses.

Outstanding Equity Awards at Fiscal Year-End

We had no outstanding equity awards at December 31, 2019. We do not currently have any equity incentive plans established and, as a result, none of our officers and directors is a party to any equity incentive plan.

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

The following table sets forth as of March 31, 2020 certain information with respect to the beneficial ownership of our common stock by (i) each person known by us to own beneficially more than 5% of our outstanding shares of common stock, (ii) each of our directors, (iii) each of our named executive officers and (iv) all directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to shares. Unless otherwise indicated below, to our knowledge, all persons named in the table have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared under applicable law. MCF has warrants to purchase 52,778 shares of our Class B common stock and BP has warrants to purchase 51,994 shares of our Class B common stock, and all Class B common stock is convertible to Class A common stock at the option of the holder. Unless otherwise indicated, the address of each person named in the table is c/o Boston Omaha Corporation, 1411 Harney Street, Suite 200, Omaha, Nebraska 68102.

	Class A common stock		Class B common stock
Name of Beneficial Owner	Shares	Percentage of Outstanding Class of Stock	Shares	Percentage of Outstanding Class of Stock	Percentage of Aggregate Voting Power of Class A common stock and Class B common stock (1)	Percentage of Aggregate Economic Interest of Class A common stock and Class B common stock (2)
Magnolia Capital Fund, LP (3)	0	0%	580,558	50.03%	17.05%	2.46%
Magnolia BOC I, LP	7,960,095	35.45%			23.37%	33.71%
Magnolia BOC II, LP (4)	2,070,328	9.22%			6.08%	8.77%
The Magnolia Group, LLC	93,176	*			*	*
Boulderado Partners, LLC (5)	493,276	2.20%	579,774	49.97%	18.47%	4.54%
Adam K. Peterson (3)(6)	10,211,561	45.48%	580,558	50.03%	47.03%	45.70%
Alex B. Rozek (5)(7)	774,554	3.45%	579,774	49.97%	19.30%	5.73%
Bradford B. Briner (8)	11,000	*			*	*
Brendan J. Keating (9)	95,000	*			*	*
Frank H. Kenan II (10)	181,666	*			*	*
Vishnu Srinivasan	7,000	*			*	*
Jeffrey C. Royal	5,000	*			*	*
Joshua P. Weisenburger	2,418	*			*	*
All directors and officers as a group (8 persons)	11,288,199	50.27%	1,160,332	100%	67.21%	52.71%

______________________

* Less than 1%

(1)

The percent of Percentage of Aggregate Voting Power of Class A common stock and Class B common stock reflects that each share of Class B common stock has 10 votes for each share of Class A common stock and assumes all outstanding Class B common stock warrants are exercised.

(2)	The percent of aggregate economic interest is based on both our Class A common stock and Class B common stock combined. The Class B common stock converts to Class A common stock on a 1:1 basis.
(3)	Includes warrants to purchase 52,778 shares of our Class B common stock.
(4)

Based on information provided in that certain Schedule 13G filed with the SEC on May 25, 2018 and that certain Schedule 13G filed with the SEC on February 14, 2019, shares held by Magnolia BOC II, LP are voted by The Magnolia Group, LLC at the direction of 238 Plan Associates LLC, and 238 Plan Associates LLC may be deemed to have voting and dispositive power over such shares.

(5)	Includes warrants to purchase 51,994 shares of our Class B common stock.
(6)

Represents amount of shares and warrants owned by Adam K. Peterson, Magnolia Capital Fund, LP, Magnolia BOC I, LP, Magnolia BOC II, LP and The Magnolia Group, LLC. Mr. Peterson serves as the manager of The Magnolia Group, LLC, the general partner of each of Magnolia Capital Fund, LP, Magnolia BOC I, LP and Magnolia BOC II, LP.

(7)

Represents shares and warrants owned by Boulderado Partners, LLC and 281,278 shares of Class A common stock held by trusts of which Mr. Rozek is the trustee and over which he has voting power, but as to which he disclaims beneficial ownership. Mr. Rozek serves as the manager of Boulderado Capital, LLC, the manager of Boulderado Partners, LLC. On January 15, 2019, BP distributed to certain of its limited partner investors 485,169 shares of Class A common stock.

(8)	Represents 10,000 shares of Class A common stock held by a limited liability company of which Mr. Briner is the Managing Member and 1,000 shares of Class A common stock held by Mr. Briner.
(9)

Represents 47,400 shares of Class A common stock held by a trust established for the benefit of Mr. Keating and members of his family, 6,800 shares of Class A common stock held by Mr. Keating, and 40,800 shares of Class A common stock held in retirement and 401(k) accounts for the benefit of Mr. Keating.

(10)

Represents 58,276 shares of Class A common stock held by KD Capital, L.P., of which Mr. Kenan serves as a manager and owns 100% of KD Capital Management, LLC, which is the general partner of KD Capital, L.P. and 123,390 shares of Class A common stock held by a trust under which Mr. Kenan is both the trustee and beneficiary.

There are no arrangements known to the Company, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change in control of the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors, and persons who own more than ten percent of any publicly traded class of the Company’s equity securities, to file reports of ownership and changes in ownership of equity securities of the Company with the SEC. Officers, directors, and greater-than-ten percent stockholders are required by the SEC’s regulations to furnish the Company with copies of all Section 16(a) forms that they file.

Based solely upon a review of Forms 3 and Forms 4 and amendments thereto furnished to the Company during the most recent fiscal year and Forms 5 and amendments thereto furnished to the Company with respect to its most recent fiscal year, we believe that our executive officers and directors, and ten percent stockholders complied with all Section 16(a) filing requirements during the fiscal year ended December 31, 2019.

Certain Relationships, Related Transactions, and Director Independence

The following discussion is a brief summary of certain material arrangements, agreements and transactions we have with related parties. It does not include all of the provisions of our material arrangements, agreements and transactions with related parties, does not purport to be complete and is qualified in its entirety by reference to the arrangements, agreements and transactions described. We enter into transactions with our stockholders and other entities owned by, or affiliated with, our direct and indirect stockholders in the ordinary course of business. These transactions include, among others, professional advisory, consulting and other corporate services.

The holders of record of the shares of Class B common stock, exclusively and as a separate class, are entitled to elect two directors to our Board (which we refer to as the “Class B Directors”), which number of Class B Directors may be reduced pursuant to the terms and conditions of our Amended and Restated Voting and First Refusal Agreement. Any Class B Director may be removed without cause by, and only by, the affirmative vote of the holders of eighty percent (80%) of the shares of Class B common stock exclusively and as a separate class, given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of such stockholders. Matters requiring the unanimous approval of the Class B Directors are described in our Annual Report on Form 10-K.

Each of BP and MCF agreed as part of the Amended and Restated Voting and First Refusal Agreement originally entered into on June 19, 2015 to elect as the Class B Directors each of Alex B. Rozek, as a nominee of BP, and Adam Peterson, as a nominee of MCF.  In the event of (a) the death of a Class B Director, (b) the incapacitation of a Class B Director as a result of illness or accident, which makes it reasonably unlikely that the Class B Director will be able to perform his normal duties for the Company for a period of ninety (90) days, or (c) a change of control of BP or MCF, then the Class B stockholder which nominated such dead or incapacitated Class B Director, or the Class B stockholder undergoing such change of control, shall convert all of such Class B common stock into shares of our Class A common stock, in accordance with the procedures set forth in the Charter.  The Amended and Restated Voting and First Refusal Agreement also provides each of us and the other parties to the Amended and Restated Voting and First Refusal Agreement with the right of first refusal to purchase the Class B common stock proposed to be sold by the other holder of Class B common stock.

On February 22, 2018, we entered into a Class A Common Stock Purchase Agreement relating to the issuance and sale of up to $150,000,000 of our unregistered Class A common stock to Magnolia BOC I, LP, Magnolia BOC II, LP and Boulderado BOC, LP (which we refer to as the “2018 private placement”). Magnolia BOC I, LP and Magnolia BOC II, LP are entities managed by Magnolia, and Boulderado BOC, LP, which has distributed all of its shares of Class A common stock, was an entity managed by Boulderado Group, LLC. Under the 2018 private placement, all shares were sold at $23.30, a slight premium to the $23.29 closing price of the Class A common stock on the NASDAQ Capital Market, as reported by NASDAQ on the date of the Class A Common Stock Purchase Agreement. The Class A Common Stock Purchase Agreement was approved by an independent special committee of our Board with the advice of independent legal counsel and an independent investment banking firm which provided a fairness opinion to the special committee. The closing of the first tranche of shares to be sold under the agreement occurred on March 6, 2018, consisting of a total of 3,300,000 shares resulting in total gross proceeds of $76,890,000.  The closing of the second tranche of shares sold under the agreement occurred on May 15, 2018, consisting of a total of 3,137,768 shares resulting in total gross proceeds of approximately $73,110,000

Two of our investments in affiliates, Logic and 24th Street Holding Company, LLC, are managed by Brendan Keating, a member of our board of directors. In 2019, we provided capital of approximately $170,000 to an entity controlled by 24th Street Holding Company, LLC for the purpose of making additional investments in unrelated third parties.

Policy and Procedures for the Review, Approval or Ratification of Transactions with Related Persons

Our Board has adopted a written policy and procedures (which we refer to as the “Related Party Policy”) for the review, approval or ratification of “Related Party Transactions” by the independent members of the Audit and Risk Committee of our Board. For purposes of the Related Party Policy, a “Related Party Transaction” is any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including the incurrence or issuance of any indebtedness or the guarantee of indebtedness) in which (1) the aggregate amount involved will or may be reasonably expected to exceed $120,000 in any fiscal year, (2) the Company or any of its subsidiaries is a participant, and (3) any Related Party (as defined therein) has or will have a direct or indirect material interest.

The Related Party Policy defines “Related Party” as any person who is, or, at any time since the beginning of the Company’s last fiscal year, was (1) an executive officer, director or nominee for election as a director of the Company or any of its subsidiaries, (2) a person with greater than five percent (5%) beneficial interest in the Company, (3) an immediate family member of any of the individuals or entities identified in (1) or (2) of this paragraph, and (4) any firm, corporation or other entity in which any of the foregoing individuals or entities is employed or is a general partner or principal or in a similar position or in which such person or entity has a five percent (5%) or greater beneficial interest. Immediate family members (each of which we refer to as a “Family Member”) includes a person’s spouse, parents, stepparents, children, stepchildren, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, brothers- and sisters-in-law and anyone residing in such person’s home, other than a tenant or employee.

Prior to the Company entering into any Related Party Transaction, such Related Party Transaction will be reported to our outside corporate counsel who will report the same to the Audit and Risk Committee. Management, with assistance from our outside corporate counsel, will conduct an investigation and evaluation of the Related Party Transaction and will report its findings to the Audit and Risk Committee, including a summary of material facts. The Audit and Risk Committee will review the material facts of all Related Party Transactions which require the Audit and Risk Committee’s approval and either approve or disapprove of the Related Party Transaction, subject to the exceptions described below. If advance notice of a Related Party Transaction has been given to the Audit and Risk Committee and it is not possible to convene a meeting of the Audit and Risk Committee, then the chairman of the Audit and Risk Committee will consider whether the Related Party Transaction is appropriate and, if it is, will approve the Related Party Transaction, with the Audit and Risk Committee being asked to ratify the Related Party Transaction at the next regularly scheduled meeting of the Audit and Risk Committee.

In the event the Audit and Risk Committee does not ratify any such Related Party Transaction, management shall make all reasonable efforts to cancel or annul such Related Party Transaction. In determining whether to approve or ratify a Related Party Transaction, the Audit and Risk Committee will consider all factors it deems appropriate, including the factors listed below in “Review Criteria.”

Entering into a Related Party Transaction without the approval or ratification required by the terms of the Related Party Policy is prohibited and a violation of such policy. In the event the Company’s directors, executive officers or Chief Accounting Officer become aware of a Related Party Transaction that was not previously approved or ratified under the Related Party Policy, such person will promptly notify the Audit and Risk Committee (or, if it is not practicable for the Company to wait for the Audit and Risk Committee to consider the matter, the chairman of the Audit and Risk Committee), which will consider whether the Related Party Transaction should be ratified or rescinded or whether other action should be taken, with such review considering all of the relevant facts and circumstances regarding the Related Party Transaction, including the factors listed below in “Review Criteria.” The chairman of the Audit and Risk Committee will report to the Committee at its next regularly scheduled meeting any actions taken under the Related Party Policy pursuant to the authority delegated in this paragraph. The Audit and Risk Committee will also review all of the facts and circumstances pertaining to the failure to report the Related Party Transaction to the Audit and Risk Committee and will take, or recommend to our Board, any action the Audit and Risk Committee deems appropriate.

No member of the Audit and Risk Committee or director of our Board will participate in any discussion or approval of a Related Party Transaction for which he or she is a Related Party, except that the Audit and Risk Committee member or Board member will provide all material information concerning the Related Party Transaction to the Audit and Risk Committee.

If a Related Party Transaction will be ongoing, the Audit and Risk Committee may establish guidelines for the Company’s management to follow in its ongoing dealings with the Related Party. Thereafter, the Audit and Risk Committee, on at least an annual basis, will review and assess ongoing relationships with the Related Party to ensure that they are in compliance with the Audit and Risk Committee’s guidelines and that the Related Party Transaction remains appropriate.

Review Criteria. All Related Party Transactions will be reviewed in accordance with the standards set forth in the Related Party Policy after full disclosure of the Related Party’s interests in the transaction. As appropriate for the circumstances, the Audit and Risk Committee will review and consider:

●	the Related Party’s interest in the Related Party Transaction;

●

the terms of the Related Party Transaction, including the approximate dollar value of the amount involved in the Related Party Transaction and the approximate dollar value of the amount of the Related Party’s interest in the transaction without regard to the amount of any profit or loss;

●	whether the transaction is being undertaken in the ordinary course of business of the Company;

●	whether the transaction with the Related Party is proposed to be, or was, entered into on terms no less favorable to the Company than terms that could have been reached with an unrelated third party;

●	the purpose of, and the potential benefits to the Company of, the Related Party Transaction;

●	a description of any provisions or limitations imposed as a result of entering into the Related Party Transaction;

●	whether the proposed transaction includes any potential reputational risk issues for the Company which may arise as a result of or in connection with the Related Party Transaction;

●	whether the proposed transaction would violate any requirements of any Company financing or other material agreements; and

●	any other relevant information regarding the Related Party Transaction or the Related Party.

The Audit and Risk Committee, or its chairman, as applicable, may approve or ratify the Related Party Transaction only if the Audit and Risk Committee determines in good faith that, under all of the circumstances, the transaction is fair to the Company. The Audit and Risk Committee, in its sole discretion, may impose such conditions as it deems appropriate on the Company or the Related Party in connection with approval of the Related Party Transaction.

Pre-Approved Related Party Transactions. The Audit and Risk Committee has determined that the following transactions will be deemed pre-approved or ratified and will not require review or approval of the Audit and Risk Committee, even if the aggregate amount involved will exceed $120,000, unless otherwise specifically determined by the Audit and Risk Committee:

●

Any employment or compensation by the Company of an executive officer of the Company or any of its subsidiaries if the related compensation conforms with our Company’s compensation policies, if the executive officer is not a Family Member of another executive officer or of a director of our Board; and

●	Any compensation paid to a director of our Board if the compensation is consistent with our Bylaws and any compensation policies.

Notwithstanding anything to the contrary in the Related Party Policy, in the event the bylaws of the Company require review by our Board and/or approval of a Related Party Transaction, the Audit and Risk Committee, and its chairman, will not have the authority to review or approve a Related Party Transaction but will provide a recommendation to our Board for the Board’s use in its consideration of a given Related Party Transaction.

Cessation of Controlled Company Status

Under NASDAQ rules, a company of which more than 50% of the voting power for the election of directors is held by an individual, group or another company is a “Controlled Company” and may elect not to comply with certain NASDAQ corporate governance requirements.

On July 3, 2018, we announced that MCF no longer holds a majority of the voting power necessary to elect our outside directors. As a result, we now comply with all general NASDAQ corporate governance guidelines as we no longer qualify for the “Controlled Company” exemption as defined by NASDAQ rules. On January 10, 2019 we increased the size of our Board from six to seven directors, and approved the election of Jeffrey C. Royal as a director to fill the vacancy created by the increase to the size of the Board. In accordance with NASDAQ corporate governance guidelines, a majority of our Board is now comprised of independent directors.

PROPOSAL 2

RATIFY APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board has selected MaloneBailey, LLP as the Company’s independent auditors for the fiscal year ending December 31, 2020. During the 2017, 2018 and 2019 fiscal years, MaloneBailey, LLP served as the Company’s independent auditors. We anticipate that representatives of MaloneBailey, LLP will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so at the Annual Meeting, and are expected to be available to respond to appropriate questions. Although the Company is not required to seek stockholder ratification of this selection, the Company has decided to provide its stockholders with the opportunity to do so. If this proposal is not approved by our stockholders at the Annual Meeting, the Board will reconsider the selection of MaloneBailey, LLP. Even if the selection of MaloneBailey, LLP is ratified, the Board in its discretion may select a different firm of independent auditors at any time during the year if it determines that such a change would be in the best interest of the Company and its stockholders.

Vote Required

The affirmative vote of the holders of a majority in voting power of the shares of the Company’s capital stock present electronically at the Annual Meeting, as held via telephonic format or other virtual means, or represented by proxy at the Annual Meeting, and voting for the proposal is required to approve the proposal to ratify the appointment of MaloneBailey, LLP as our independent registered public accounting firm for the fiscal year ended December 31, 2020. The Proxy Agents will vote your shares “FOR” the ratification of the appointment of MaloneBailey, LLP unless instructions to the contrary are indicated in the enclosed proxy.

Recommendation of the Board

The Board unanimously recommends that you vote “FOR” the ratification of the appointment of MaloneBailey, LLP as our independent registered public accounting firm for the fiscal year ended December 31, 2020.

Fees Paid to the Independent Registered Public Accounting Firm

Our independent auditor during the 2017, 2018 and 2019 fiscal years was MaloneBailey, LLP. During the 2017, 2018 and 2019 fiscal years, the aggregate fees that we paid to our independent auditors for professional services were as follows:

	Year Ended December 31,
	2019	2018	2017
Audit Fees (1)	$641,000	$595,000	$279,000
Audit-Related Fees (2)	-0-	$132,000	-0-
Tax Fees	-0-	-0-	-0-
All Other Fees	-0-	-0-	-0-

(1)	Fees for audit services include fees associated with the annual audit and the review of our quarterly reports on Form 10-Q, as well as associated consents and comfort letters.
(2)	Fees for audit-related services include fees associated with audits for our various acquisitions.

Audit Fees. The audit fees consist of aggregate fees billed for professional services rendered by the audit of our consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports, as well as associated consents and comfort letters.

Audit-Related Fees. The audit-related fees consist of aggregate fees billed for assurance and related services reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.”

Tax Fees. Tax fees consist of aggregate fees billed for professional services for tax compliance, tax advice and tax planning. These services included assistance regarding federal and state tax compliance, and tax audit defense.

All Other Fees. There were no other fees billed for professional services rendered by MaloneBailey, LLP in the 2017, 2018 and 2019 fiscal years.

Audit and Risk Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Our Audit and Risk Committee pre-approves all audit and permissible non-audit services provided by our independent registered public accounting firm. These services may include audit services, audit-related services and tax services, as well as specifically designated non-audit services that, in the opinion of the Audit and Risk Committee, will not impair the independence of the independent registered public accounting firm. Our Audit and Risk Committee annually reviews the audit and permissible non-audit services performed by our independent registered public accounting firm, and reviews and approves the fees charged by it. Our Audit and Risk Committee has considered the role of our independent registered public accounting firm in providing tax and audit services and other permissible non-audit services to us and has concluded that the provision of such services was compatible with the maintenance of the independence of our independent registered public accounting firm in the conduct of its auditing functions.

Changes in Independent Registered Accounting Firm

None.

Audit and Risk Committee Report

The consolidated balance sheets of Boston Omaha Corporation and its subsidiaries as of December 31, 2019 and 2018, and the related consolidated statements of operations, consolidated statements of changes in stockholders’ equity, and consolidated statements of cash flows for years ended December 31, 2019 and 2018, are included in the Company’s Annual Report on Form 10-K for the 2019 fiscal year (which we refer to as the “2019 Form 10-K”).

The Audit and Risk Committee oversees the Company’s financial reporting process on behalf of the Board, along with the Company’s systems of internal accounting and financial controls. In fulfilling these oversight responsibilities, the Audit and Risk Committee reviewed and discussed with Boston Omaha management the audited financial statements included in the 2019 Form 10-K.

The Audit and Risk Committee has reviewed with MaloneBailey, LLP, the independent registered public accounting firm of the Company, the matters required to be discussed with the Company’s independent registered public accounting firm under generally accepted auditing standards, including the matters required to be discussed by the Public Company Accounting Oversight Board’s Auditing Standard No. 1301, Communications with Audit Committees.

The Audit and Risk Committee has also received the written disclosures and the letter from MaloneBailey, LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding MaloneBailey, LLP’s communications with the Audit and Risk Committee concerning independence, and has discussed with MaloneBailey, LLP their independence in relation to Boston Omaha.

In reliance upon the reviews and discussions referred to above, and subject to the limitations on the roles and responsibilities of the Audit and Risk Committee referred to above and in the Audit and Risk Committee charter, the Audit and Risk Committee recommended to the Board, and the Board approved, the inclusion of the audited financial statements in the 2019 Form 10-K for filing with the SEC.

Boston Omaha, acting through its management and Board, is responsible for the Company’s financial statements and reporting process, including the systems of internal accounting controls. MaloneBailey, LLP, the Company’s independent registered public accounting firm, is responsible for planning and conducting the annual audit of those financial statements. The Audit and Risk Committee’s role is one of oversight, and therefore in performing its oversight responsibilities, the Audit and Risk Committee is not providing any special assurance as to the Company’s financial statements or any professional certification as to the results of the independent registered public accounting firm.

Submitted by the Audit and Risk Committee:

Bradford B. Briner, Chairman

Jeffrey C. Royal

Vishnu Srinivasan

PROPOSAL 3

AMENDMENT OF SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

General

The Board of Directors has authorized the amendment of the Company’s Second Amended and Restated Certificate of Incorporation, as amended (which we refer to as the “Charter”), through the filing of a Certificate of Amendment (attached hereto as Exhibit A) with the office of the Secretary of State of the State of Delaware, to delete Section C of Article XII of the Charter which, in general, obligates litigants to reimburse the Company and its directors, officers or other employees for their fees, costs and expenses incurred in connection with certain specified types of litigation proceedings initiated by any such litigants outside the State of Delaware without the prior approval of the Board of Directors of the Company. At the Annual Meeting, the Company’s stockholders are being asked to approve the Certificate of Amendment.

Vote Required

The affirmative vote of the holders of a majority in voting power of the shares of the Company’s capital stock present electronically at the Annual Meeting, as held via telephonic format or other virtual means, or represented by proxy at the Annual Meeting, and voting for the proposal is required to approve the proposal to authorize the amendment of the Company’s Charter through the filing of a Certificate of Amendment with the office of the Secretary of State of the State of Delaware.

Recommendation of the Board

The Board unanimously recommends that you vote “FOR” the amendment of the Company’s Second Amended and Restated Certificate of Incorporation, as amended, through the filing of a Certificate of Amendment with the office of the Secretary of State of the State of Delaware.

Voting Information

On March 19, 2020, the Board authorized the amendment of the Company’s Charter, in order to delete Section C of Article XII of the Charter. The Board has authorized the amendment to clarify that the Charter does not violate the Delaware General Corporation Law. Section 102(f) of the Delaware General Corporation Law prohibits a certificate of incorporation from imposing liability on a company’s stockholders for fees and expenses of such company in connection with a claim against such company. While Article XII, Section C of the Charter requires stockholders to reimburse the Company and its directors, officers or other employees for their fees, costs and expenses incurred in connection with certain specified types of litigation proceedings initiated by any such litigants outside the State of Delaware, this Charter provision pre-dates the implementation of the current Section 102(f) of the Delaware General Corporation Law, and the application of the Charter provision specifically indicated that it was limited “to the extent prohibited by” the Delaware General Corporation Law. While the Company views the limiting language as sufficient to prevent the Charter from imposing obligations in violation of the Delaware General Corporation Law, the Board has determined that removal of the provision will eliminate any uncertainty.

The provision of the Charter proposed to be deleted is as follows:

"C.    Litigation Costs. Except to the extent prohibited by the Delaware General Corporate Law, in the event that a Claiming Party shall initiate, assert, join, offer substantial assistance to or have a direct financial interest in any Foreign Action without the prior approval of the Board or one of its committees in the manner described in Article XII, Section A, each such Claiming Party shall be obligated jointly and severally to reimburse the Corporation and any director, officer or other employee of the Corporation made a party to such proceeding for all fees, costs and expenses of every kind and description (including, but not limited to, all attorneys’ fees and other litigation expenses) that the parties may incur in connection with such Foreign Action."

Reservation of Right to Abandon the Proposed Amendment

The Company reserves the right to not file the Certificate of Amendment without further action by the stockholders at any time before the effectiveness of the filing of the Certificate of Amendment with the Secretary of State of the State of Delaware, even if the authority to effect the Certificate of Amendment is approved by the stockholders at the Annual Meeting. By voting in favor of the Certificate of Amendment, you are expressly also authorizing the Board to delay, not proceed with, and abandon, the proposed Certificate of Amendment if it should so decide, in its sole discretion, that such action is in the best interests of the Company and its stockholders.

No Appraisal Rights

 Under the Delaware General Corporation Law, the Company’s stockholders are not entitled to appraisal rights with respect to the Certificate of Amendment.

PROPOSAL 4

NON-BINDING ADVISORY PROPOSAL REGARDING EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act (which we refer to as the “Dodd-Frank Act”) requires that stockholders have the opportunity to cast an advisory (non-binding) vote on executive compensation (a so-called “say-on-pay” vote).

The advisory vote on executive compensation is a non-binding vote on the compensation of our named executive officers, as described in the compensation tables and narrative discussion regarding such compensation under the caption “Executive Compensation” beginning on page 18 of this Proxy Statement. The advisory vote on executive compensation is not a vote on our general compensation policies, compensation of our Board, or our compensation policies as they relate to risk management. The Dodd-Frank Act requires us to hold the advisory vote on executive compensation at least once every three years, and at our 2018 Annual Meeting of Stockholders, the stockholders cast an advisory vote recommending that “say-on-pay” votes will be held every year.

Our executive compensation policy is intended to further our interests, as well as those of our stockholders, by encouraging growth of our business through attracting, retaining and motivating executives of a high caliber who possess the skills necessary for our development and growth. We believe that it achieves these goals by offering competitive base salaries to the named executive officers and offering the named executive officers cash bonus incentives based on the growth in the book value of our company (other than due to increases resulting from the sale of our securities).

The vote under this proposal is advisory, and therefore not binding on the Company, the Board or our Compensation Committee. However, our Board, including our Compensation Committee (which is responsible for designing and administering our executive compensation program), values the opinions expressed by stockholders in their vote on this proposal and, to the extent there is any significant vote against the executive officer compensation as disclosed in this Proxy Statement, we will consider our stockholders’ concerns and evaluate what actions may be appropriate to address those concerns.

Our Board encourages our stockholders to approve the following resolution:

RESOLVED, that the stockholders of Boston Omaha Corporation approve, on an advisory basis, the compensation of the Company’s named executive officers, as such compensation is described in the compensation tables and narrative discussion regarding such compensation under the caption “Executive Compensation” set forth in the Company’s definitive Proxy Statement for the 2020 Annual Meeting of Stockholders.

Vote Required

This vote is advisory and not binding on the Company. The affirmative vote of the holders of a majority in voting power of the shares of the Company’s capital stock present electronically at the Annual Meeting, as held via telephonic format or other virtual means, or represented by proxy at the Annual Meeting, and voting for the proposal is required to approve this proposal to approve the compensation paid to our named executive officers. Abstentions will have the same effect as voting against the resolution. Because broker non-votes are not counted as votes for or against this resolution, they will have no effect on the outcome of the vote. The Proxy Agents will vote your shares “FOR” the approval of the non-binding advisory proposal regarding executive compensation unless instructions to the contrary are indicated in the enclosed proxy.

Recommendation of the Board

The Board unanimously recommends that you vote “FOR” the approval of the non-binding advisory proposal regarding executive compensation.

ANNUAL REPORT ON FORM 10-K

WE WILL FURNISH WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS BEING SOLICITED, UPON WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2019, AS FILED WITH THE SEC, INCLUDING THE FINANCIAL STATEMENTS AND A LIST OF EXHIBITS TO SUCH FORM 10-K. WE WILL FURNISH TO ANY SUCH PERSON ANY EXHIBIT DESCRIBED IN THE LIST ACCOMPANYING THE FORM 10-K UPON THE ADVANCE PAYMENT OF REASONABLE FEES. REQUESTS FOR A COPY OF THE FORM 10-K AND/OR ANY EXHIBIT(S) SHOULD BE DIRECTED TO THE CO-CHIEF EXECUTIVE OFFICER OF BOSTON OMAHA CORPORATION, 1411 HARNEY STREET, SUITE 200, OMAHA, NEBRASKA 68102. YOUR REQUEST MUST CONTAIN A REPRESENTATION THAT, AS OF MARCH 31, 2020, YOU WERE A BENEFICIAL OWNER OF SHARES ENTITLED TO VOTE AT THE 2020 ANNUAL MEETING OF STOCKHOLDERS.

OTHER MATTERS

The Board does not intend to bring any matters before the Annual Meeting other than as stated in this Proxy Statement and is not aware that any other matters will be presented for action at the Annual Meeting. Should any other matters be properly presented, the Proxy Agents will vote the proxy with respect thereto in accordance with their best judgment, pursuant to the discretionary authority granted by the proxy.

Copies of the Company’s recent reports on Form 10-K and Form 10-Q as filed with the SEC will be promptly provided to stockholders without charge upon written or oral request to Adam K. Peterson, Co-Chief Executive Officer, 1411 Harney Street, Suite 200, Omaha, Nebraska 68102, telephone number (857) 256-0079. Copies of our reports are also posted on our website at www.bostonomaha.com.

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for annual reports and Proxy Statements with respect to two or more securityholders sharing the same address by delivering a single annual report and Proxy Statement addressed to those securityholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for securityholders and cost savings for companies.

Brokers with account holders who are the Company’s stockholders may be “householding” our proxy materials. A single annual report and Proxy Statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate annual report and Proxy Statement or, if you think that you are eligible for “householding” and would like to request a single copy of the annual report and Proxy Statement for all of the securityholders sharing your same address, please notify your broker and direct your request to Adam K. Peterson, Co-Chief Executive Officer, 1411 Harney Street, Suite 200, Omaha, Nebraska 68102, telephone number (857) 256-0079. We will promptly furnish a separate annual report and Proxy Statement to any stockholder so requesting to no longer participate in “householding.”

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Control #: 0000 0000 0000

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

Voting Instructions

You can vote by Internet or Telephone!

Instead of mailing your proxy, you may choose one of the three voting options outlined below.

VOTE BY INTERNET – www.colonialstock.com/BOC2020

- You can view the Boston Omaha Corporation Annual Report and Proxy Statement and submit your vote online at the website listed above up until 5:00 p.m. EST on May 29, 2020. You will need the control number at the left in order to do so.
- Follow the instructions on the secure website to complete your vote.

VOTE BY PHONE – 877-285-8605

- You may vote by phone until 5:00 p.m. EST on May 29, 2020.
- Please have your notice and proxy card in hand when you call.

VOTE BY MAIL

- If you have not voted via the Internet OR telephone, mark, sign and return your proxy ballot in the postage-paid envelope provided.
- Votes by mail must be received by May 29, 2020.

THIS PROXY BALLOT IS VALID ONLY WHEN SIGNED AND DATED.

The undersigned hereby appoints Alex B. Rozek and Adam K. Peterson, and each or either of them, proxies for the undersigned, with full power of substitution, to vote all shares of common stock, $0.001 par value per share ("Shares") of Boston Omaha Corporation (the "Company") which the undersigned would be entitled to vote at the ANNUAL MEETING OF STOCKHOLDERS OF THE COMPANY (THE "MEETING") TO BE HELD BY TELEPHONIC FORMAT OR OTHER VIRTUAL MEANS ON SATURDAY, MAY 30, 2020, AT 9 A.M., CENTRAL STANDARD TIME, and any adjournments thereof, and directs that the Shares represented by this Proxy shall be voted as indicated below:

Boston Omaha Corporation

	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the withheld nominee(s) on the line below.
1. **Proposal 1** - Election of Directors to serve a term of 1 year	☐	☐	☐	______________

Nominees:
1) Bradford B. Briner
2) Brendan J. Keating
3) Frank H. Kenan II
4) Jeffrey C. Royal
5) Vishnu Srinivasan

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournment thereof.

The board of directors recommends a vote FOR ALL the nominees for director in Proposal 1, and FOR Proposals 2, 3 and 4. This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this Proxy will be voted FOR ALL in Proposal 1, and FOR Proposals 2, 3 and 4, and also will be voted by the proxy holders at their discretion as to any other matters properly transacted at the Meeting or any postponement or adjournment thereof.

Please indicate if you plan to attend this Meeting, to be held by telephonic format or other virtual means.	Yes	No
	☐	☐

Sign exactly as name appears hereon. For joint accounts, all co-owners should sign. Executors, administrators, custodians, trustees, etc. should so indicate when signing. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature	Date	Signature (Joint Owners)	Date

Exhibit A

CERTIFICATE OF AMENDMENT
TO THE
SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

BOSTON OMAHA CORPORATION

Boston Omaha Corporation, a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”), hereby certifies as follows:

1.     The present name of the corporation (hereinafter called the “Corporation”) is Boston Omaha Corporation.

2.     The Corporation was originally incorporated by filing its Certificate of Incorporation pursuant to the General Corporation Law on March 16, 2015 under the name Boston Omaha Corporation, and the Corporation filed an Amended and Restated Certificate of Incorporation in the office of the Secretary of the State of Delaware on June 18, 2015, and filed a Second Amended and Restated Certificate of Incorporation in the office of the Secretary of the State of Delaware on May 25, 2017, and filed a Certificate of Amendment to Second Amended and Restated Certificate of Incorporation in the office of the Secretary of the State of Delaware on May 4, 2018 (collectively, the “Certificate of Incorporation”).

3.     The amendment to the Certificate of Incorporation set forth below was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law by (i) unanimous written consent of the Board of Directors of the Corporation, who declared such amendment advisable, and (ii) written consent of a majority of the outstanding shares of each of the Class A Common Stock, par value $0.001 per share of the Corporation and the Class B Common Stock, par value $0.001 per share of the Corporation, which represents a majority of the outstanding voting power of all classes and series of capital stock of the Corporation entitled to vote on the matters set forth herein, in accordance with Section 228 of the General Corporation Law.

4.     That the Certificate of Incorporation of the Corporation be, and hereby is, amended as follows:

(a)     That Article XII, Section C of the Certificate of Incorporation of the Corporation be, and hereby is, deleted in its entirety.

(b)     That Article XII, Section D of the Certificate of Incorporation of the Corporation be, and hereby is, renumbered as Article XII, Section C of the Certificate of Incorporation.

[THIS SPACE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation to be signed by a duly authorized officer this ____ day of _______________, 2020.

BOSTON OMAHA CORPORATION

By: Name: Alex B. Rozek Title: Co-Chief Executive Officer